UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CMGI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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IMPORTANT REMINDER

November 26, 2004

Dear Stockholder:

The annual meeting of stockholders of CMGI, Inc. will take place on Wednesday, December 8, 2004. This letter is to remind you that your vote is important to us no matter how many shares you own.

As detailed in the proxy statement previously mailed to you, we are seeking your vote to elect two directors, to approve the Company’s 2004 Stock Incentive Plan, to authorize the Board of Directors (in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders) to effect a reverse stock split at various ratios without further stockholder approval, and to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

The Board of Directors unanimously recommends that stockholders vote FOR each of the director nominees and FOR each of the proposals.

The 2004 Stock Incentive Plan is designed to assist us in our ability to maintain a competitive position in attracting, retaining and motivating key personnel, which is a key component to our future success.

Should the Board of Directors deem it to be appropriate and in the best interests of the Company and its stockholders, the primary reason the Board would exercise its discretion and implement a reverse stock split would be to attempt to increase the per share market price of CMGI’s common stock in order to preserve the listing of our common stock on the Nasdaq National Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. More detailed information about these proposals is contained in the proxy statement.

To date your vote has not been received. We encourage you to read carefully the proxy statement previously mailed to you and to vote promptly using the enclosed duplicate proxy voting form. If it is convenient, you may also vote by telephone or the Internet. Simply follow the instructions set forth on the reverse side of this letter. If you have already voted, please accept our thanks and disregard this notice.

If you need another copy of the proxy statement or have any questions, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (call collect).

We appreciate your prompt attention to voting your shares and thank you for your continued interest in CMGI.

Sincerely,

Joseph C. Lawler

President and Chief Executive Officer

INSTRUCTIONS FOR VOTING BY TELEPHONE

*       Call the 800 telephone number located in the upper left of the enclosed voting form.

*       Enter your 12-digit control number located in the gray shaded box on the right side of your voting form to access the voting menu.

*       Follow the simple instructions.

INSTRUCTIONS FOR VOTING VIA THE INTERNET

*       Go to the website www.proxyvote.com.

*       Enter your 12-digit control number located in the gray shaded box on the right side of your voting form to access the voting screen.

*       Follow the simple instructions.

If you have any questions, or need assistance in voting your shares,

please contact our proxy solicitor, MacKenzie Partners, Inc. at

(800) 322 - 2885 (toll-free) or (212) 929 - 5500 (call collect).